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                                  Exhibit 10.6

[LOGO OF CREO APPEARS HERE]
CREO PRODUCTS INC.                                            TEL (604) 451-2700
3700 GILMORE WAY, BURNABY, B.C. CANADA, V5G 4M1               FAX (604) 437-9891


THIS MANAGEMENT NON-COMPETE AGREEMENT MADE AS OF


BETWEEN:

     CREO PRODUCTS INC., a company duly incorporated under the laws of Canada, registered extraprovincially in the Province of British Columbia, and having an office at 3700 Gilmore Way, Burnaby, British Columbia.

     (the "Company")


AND

     (the "Covenantor")



WITNESSES THAT WHEREAS:

A. The Covenantor is an employee and part of the senior management of the Company;

B. Certain entities, referred to for convenience as "the Goldman Sachs Group" have agreed to make an investment in and become shareholders of the Company on the condition that the Company and the Covenantor enter into the Agreement; and

C. The Company and The Covenantor agree that it is in their respective best interests that the Goldman Sachs Group become shareholders of the Company and, accordingly, have agreed to enter into this agreement.


THE PARTIES, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. The Covenantor agrees that for a period of two years commencing upon the date (the "Termination Date") upon which he ceases, for any reason whatsoever, to be an officer, employee or agent of the Company, he will not:

(a) engage, directly or indirectly, whether as shareholder, director, agent, officer or employee, in any business that is competitive, directly or indirectly, with any business carried on by the Company at any time prior to the Termination Date;

(b) solicit, encourage or suggest to any officer, director, employee, or agent of the Company or any of its related companies, to leave such office or employment or otherwise terminate such relationship;

(c) canvass or solicit any business from any person who at any time while the Covenantor was an officer, employee or agent of the Company or any of its related companies, has been a client or customer of the Company or any of its related companies, if to do so would in any way, directly or indirectly, be detrimental to the business or best interests of the Company or any of its related companies.
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2.   This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

The parties, intending to be contractually bound, have executed this agreement as of the date first set out above.


----------------------------
Covenantor


CREO PRODUCTS INC.


----------------------------
Authorized signatory